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                             INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694,
No. 33-48952, No. 33-57543, and No. 333-47713, each on Form S-8; and
No. 33-45863, No. 33-52986, No. 33-50981, No. 33-55439, No. 33-58467,
No. 33-63609, No. 333-09803, No. 333-23607, No. 333-27431, No. 333-42557,
No. 333-50203, No. 333-51329, No. 333-56639, and No. 333-57345, each on
Form S-4; and No. 333-37547 on Form S-3, of Mercantile Bancorporation Inc.
of our report dated October 7, 1998, relating to the supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1997, 1996, and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K of Mercantile Bancorporation Inc. dated October 7, 1998.

By: /s/ KPMG Peat Marwick LLP
   ----------------------------
        KPMG Peat Marwick LLP

St. Louis, Missouri
October 7, 1998